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                                                                      EXHIBIT 5

                                                             Garza Baldwin, III

                                                 Direct Dial: 202-857-4487

                                                  Direct Fax: 202-261-0087
                                                      E-mail: gbaldwin@wcsr.com

May 1, 2000

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

Re: Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement") with respect to shares to be issued pursuant to the Agreement and Plan of Reorganization by and between BB&T Corporation ("BB&T") and Hardwick Holding Company dated as of November 16, 1999 (the "Merger "Agreement")

Ladies and Gentlemen:

  We have acted as counsel to BB&T in connection with the registration of 3,937,230 shares of its common stock, par value $5.00 per share (the "Shares"), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement that is being filed on the date hereof by BB&T with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

  In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

  Based on the foregoing, we are of the opinion that, when issued upon the terms and conditions set forth in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to be named in the Registration Statement under the heading "LEGAL MATTERS" as attorneys who passed upon the validity of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          WOMBLE CARLYLE SANDRIDGE & RICE,
                                          A Professional Limited Liability
                                          Company

                                                 /s/ Garza Baldwin, III
                                          By: _________________________________
                                                   Garza Baldwin, III